                                                                   Exhibit 10.35

No.  001-0003281-001                                TERM PROMISSORY NOTE NO. ONE
--------------------
$    10,444,444.46                                             January 29, 1999
                                                               ------------   --


         FOR VALUED RECEIVED, the undersigned, MICHAEL ANTHONY JEWELERS, INC. ("Maker"), promises to pay to the order of General Electric Capital Business Asset Funding Corporation ("Payee"), at its office at 10900 N.E. 4th St., Suite 500, Box C-97550, Bellevue, Washington 98009, the principal sum of TEN MILLION FOUR HUNDRED FORTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR AND 46/100s ($10,444,444.46) Dollars together with interest on unpaid principal from the date of disbursement of such principal amount until payment in full at a rate of 6.85% (percent) per annum ("Rate") computed on the basis of a 360 day year of twelve consecutive thirty day months. Commencing on ______________________________, 1999 and monthly thereafter until _______, 2000, interest hereunder shall be paid on the unpaid principal in 12 installments of FIFTY-NINE THOUSAND SIX HUNDRED TWENTY AND 37/100s ($59,620.37) Dollars each. Commencing on ___________________________, 2000 and monthly thereafter until ____________________________________, 2007, on which date the entire balance of principal and interest unpaid shall be due and payable. Interest hereunder shall be paid on the unpaid principal, together with principal, in 84 installments of ONE HUNDRED FIFTY-SIX THOUSAND EIGHT HUNDRED SIXTY-NINE AND 91/100s ($156,869.91) Dollars each. It is agreed that each installment, when paid, shall be applied by the holder hereof, first so much as shall be required to the payment of interest accrued as specified hereto, and the balance thereof to the repayment of the principal sum.

         Except as may be otherwise expressly provided herein, this Note may not be prepaid in whole or in part, except with the prior written consent of Payee. Maker shall have the privilege of prepaying all (but not part) of the then outstanding balance under this Note on _______________________________________
or on any installment due date thereafter, subject to giving thirty (30) days prior written notice to Payee specifying the date of prepayment and further subject to payment of a prepayment premium equal to the amount, if any, required to offset the adverse impact to Payee of any decline in interest rates. The prepayment premium is determined by (i) calculating the decrease, expressed in basis points (but not less than zero) in the current weekly average yield for FIVE (5) year U.S. Treasury Constant Maturities as published in FEDERAL RESERVE STATISTICAL RELEASE H.15(519) (the "Index") from the weekly average yield of 4.39% as of DECEMBER 11, 1998 to the Friday (or, if Friday is not a business day, the last business day) of the week immediately preceding the prepayment date (ii) dividing the difference by 100, (iii) multiplying the result by the applicable "Premium Factor" set forth below, and (iv) multiplying the product by the principal to be prepaid. Any prepayment shall be applied first to the prepayment premium, if any, next to accrued interest and late charges (if any), and thereafter to the principal then outstanding. The Premium Factor shall be the amount shown on the following chart for the month in which prepayment occurs.

NUMBER OF MONTHS REMAINING              (YEARS)           PREMIUM FACTOR
--------------------------              -------           --------------
         60-49                            (5)                  0.024
         46-37                            (4)                  0.019
         36-25                            (3)                  0.014
         24-13                            (2)                  0.010
         12-1                             (1)                  0.005

In the event the Federal Reserve Board ceases to publish Statistical Release H.15(519), then the decrease in FIVE (5) - Year U.S. Treasury Constant Maturities will be determined from another source designated by Payee.

         If Maker shall have given to Payee notice of Maker's intention to so prepay, Maker shall not then be entitled to withdraw such notice, and the indebtedness proposed to be prepaid in such notice together with the aforesaid prepayment fee, if applicable, shall be due and payable upon the date specified for such prepayment in such notice. Upon the occurrence of an Event of Default and acceleration of payment of indebtedness evidenced hereby during a period open to prepayment, Maker shall pay to Payee, in addition to any and all other sums due and payable hereunder, as liquidated damages for the loss of Payee's investment and not as a penalty, an amount equal to the prepayment fee which would have been payable hereunder on such date of acceleration in the event of a voluntary prepayment. Maker and Payee agree that the foregoing amounts do not constitute penalties but rather constitute reasonable calculations of the investment loss that would be sustained by Payee in the event of such prepayment.

         It is specifically understood and agreed by Maker that, in the event of a default under this Note or under any instrument securing the Note, a tender of payment of the unpaid principal and accrued interest then outstanding shall be deemed a prepayment, and, accordingly, said tender must include the premium herein above required, or if said tender is made prior to the time this privilege is operative, then said tender must include a premium equal to six (6) months' interest at the Rate computed on the principal amount so tendered. It is further understood and agreed by Maker that Payee shall not be obligated to accept said tender, and said tender shall for all purposes be deemed ineffectual and deficient, unless said tender shall include the premium herein above required.

         In the event that Payee does not receive any payment within ten (10) days of the due date therefor, Maker will pay Payee a late charge of five percent (5%) of the payment outstanding together with the payment. Provided that any given payment is received within ten (10) days of the date due, Payee agrees not to demand immediate payment of the whole sum of principal and interest as otherwise permitted herein.

         If, from any circumstances whatsoever, payment of any obligation due under this Note at the time such performance shall be due shall involve exceeding the maximum amount currently prescribed by any applicable usury statute or any other applicable law, then such obligation shall be reduced to such maximum amount, so that in no event shall any payment be possible under this Note, or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of such maximum amount.

         In the event that an Event of Default shall occur under the Loan and Security Agreement (as hereinafter defined) or any other instrument now or hereafter securing repayment hereof, following any required notice and/or the expiration of any applicable period of grace, then, and in such event, the principal indebtedness evidenced hereby, and any other sums advanced hereunder, together with all unpaid interest accrued thereon, shall, at the option of Payee, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. TIME IS OF THE ESSENCE WITH RESPECT TO THIS NOTE. Interest shall accrue on the outstanding principal for so long as such default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate allowable under law. All such interest shall be paid at the time of and as a condition precedent to the curing of

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any such default should Payee, at its sole option, all such default to be cured.
In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys fees, whether or not suit is filed.

         This Note is one of the notes referred to in and is secured by the Loan and Security Agreement dated __________________________________ between Maker and Payee. The terms of the Loan and Security Agreement are incorporated herein by reference.

         This Note consolidates the following Interim Notes executed by Maker in favor of Payee:

         INTERIM NOTE NUMBER               DATE               PRINCIPAL AMOUNT
         -------------------               ----               ----------------
PAY PROCEEDS LETTER                                           $10,444,444.46




         Maker waives any right of exemption and waives presentment, protest and demand and notice of protest, demand and of dishonor and nonpayment of this Note, and consents that any holder hereof shall have the right, without notice, to grant any extension or extensions of time for payment of this Note or any part thereof or any other indulgences or forbearances whatsoever, or may release any of the security for this Note without in any way affecting the liability of any other party for the payment of this Note.

         The due payment and performance of Maker's obligations hereunder shall be without regard to any counterclaim, right of offset, or any other counterclaim whatsoever which Maker may have against Payee and without regard to any other obligations of any nature whatsoever which Payee may have to Maker, and no such counterclaim or offset shall be asserted by Maker in any action, suit or proceeding instituted by Payee for payment of Maker's obligations hereunder.

         This Note and the Loan and Security Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         Maker acknowledges that there is no presumption that the value of the property securing this Note is equal to the face amount of the Note, and that a deficiency judgment may be necessary in proceedings taken for enforcement hereof.

         No amendment to this Note shall be binding upon Payee unless it is in writing and duly signed by Payee.

         IN WITNESS WHEREOF, the Maker has caused these presents to be duly signed the date first above written.


                                   Borrower:      Michael Anthony Jewelers, Inc.
                                                  ------------------------------
                                   By:            /s/  Michael A. Paolercio
                                                  ------------------------------
Witness:/s/                       (Print Name)         Michael A. Paolercio
        -------------------------                 ------------------------------
                                   Title:              Treasurer
                                                  ------------------------------